Exhibit 1.1

                                  Common Stock
                               ($0.001 par value)

                             UNDERWRITING AGREEMENT

                                                                          [Date]

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto
[Address]

Ladies and Gentlemen:

     Aphton Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), __________ shares (the "Initial Shares") of the Company's common stock, $0.001 par value (the "Common Stock"). Such Initial Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2(c) to purchase up to _____ additional shares (the "Option Shares"; together with the Initial Shares, the "Shares") of Common Stock to cover over-allotments. The Common Stock is described more fully in each Final Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, each shall be deemed to refer to such firm or firms.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Shares. Such registration statement, as amended as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material Such registration statement, including the exhibits thereto, as amended as of the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, including any final prospectus in preliminary form, in the form in which it shall be filed with the Commission pursuant to Rule 424 or Rule 434 (including the Basic Prospectus as so supplemented), is hereinafter called the "Final Prospectus." Unless expressly otherwise provided herein, Any reference herein to the Registration Statement, the Basic Prospectus or any Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or any Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or any Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or any Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b) Each Final Prospectus, if filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. As of the date hereof, when any Final Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the regulations under the Act, when any supplement to or amendment of any Final Prospectus is filed with the Commission and at the Closing Date (as defined below), the Registration Statement and each Final Prospectus and any amendments thereof and supplements thereto complied (and, in the event of any of the aforementioned filings that may occur in the future will, at the time of such filing(s), comply) in all material respects with the applicable provisions of the Act and the regulations thereunder, did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The documents which are incorporated by reference in any Final Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as applicable. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Final Prospectus or, to the knowledge of the Company, instituted proceedings for that purpose.

     (c) As of the date of this Agreement, the Company has, and at the time of purchase will have, an authorized capitalization as set forth in the Registration Statement and the Basic Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

     (d) Except as disclosed in the Registration Statement, each of the Company and each subsidiary of the Company set forth on Schedule III hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Final Prospectus.

     (e) Each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign corporation in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement and Basic Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

     (f) The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Subsidiaries; other than the Subsidiaries the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

     (g) Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you or included in the Registration Statement, and except as set forth in the Registration Statement no changes therein will be made during the term of this Agreement.

     (h) Except as disclosed in the Registration Statement, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(h)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

     (i) Except as disclosed in the Registration Statement, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.

     (j) Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries is in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), under (a) its respective certificate of incorporation, charter or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

     (k) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the articles of incorporation, charter or by-laws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (ii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

     (l) The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

     (m) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Final Prospectus.

     (n) The issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as disclosed in the Registration Statement no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company.

     (o) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof.

     (p) The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the NASD.

     (q) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained at the time of purchase under the Act or the Exchange Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

     (r) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Final Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Act.

     (s) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to have a Material Adverse Effect.

     (t) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

     (u) Except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

     (v) The consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus fairly present in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Final Prospectus; any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein.

     (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or
(ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

     (x) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b).

     (y) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (z) Except as disclosed in the Final Prospectus, there are no outstanding
(i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

     (aa) Each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (bb) The Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

     (cc) The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

     (dd) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (ee) To the Company's knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Final Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

     (ff) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Final Prospectus that is not so described.

     (gg) With such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Final Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

     (hh) The Company and the Subsidiaries have ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company and the Subsidiaries as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

     (ii) All material licenses or other material agreements under which (i) the Company and the Subsidiaries are granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or the Subsidiaries, are in full force and effect and there is no material default by the Company or any Subsidiary or, to the Company's knowledge, any other party thereto.

     (jj) Each of the Company and the Subsidiaries have taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

     (kk) To the Company's knowledge, after due inquiry, the present business, activities and products of the Company and the Subsidiaries do not infringe any Intellectual Property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as described in documents filed with the Commission, to the Company's knowledge, no proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed; the Company and the Subsidiaries are not making unauthorized use of any confidential information or trade secrets obtained by the Company or its Subsidiaries from any other person; the activities of each of the Company or the Subsidiaries or any of its employees on behalf of the Company or any Subsidiary do not violate any agreements or arrangements known to the Company or any Subsidiary which any such employees have with other persons, if any.

     (ll) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (mm) Each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

     (nn) Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any agent, officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) received or retained any funds in violation of law or of a character required to be disclosed in the Final Prospectus.

     (oo) In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Final Prospectus, Registration Statement and other materials permitted by the Act.

     2. Purchase and Sale.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Initial Shares set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Initial Shares pursuant to delayed delivery arrangements, the respective amounts of Initial Shares to be purchased by the Underwriters shall be set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Shares to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities" and Shares to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities."

     If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Initial Shares from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of
Schedule IV hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date (as defined below), the purchase price set forth on Schedule I hereto, of the Initial Shares for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum amount of Initial Shares set forth in Schedule I hereto and the aggregate amount of Contract Securities may not exceed the maximum aggregate amount set forth in
Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The amount of Initial Shares to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total amount of Contract Securities as the amount of Initial Shares set forth opposite the name of such Underwriter bears to the aggregate amount set forth in
Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total amount of Initial Shares to be purchased by all Underwriters shall be the aggregate amount set forth in Schedule II hereto, less the aggregate amount of Contract Securities.

     (b) The initial public offering price and the purchase price of the Initial Shares shall be set forth in a separate written instrument (the "Pricing Agreement") signed by the Representatives and the Company, the form of which is attached hereto as Schedule V. From and after the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to include the Pricing Agreement. The purchase price per share to be paid by the several Underwriters for the Initial Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives and the Company.

     (c) In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _______ Option Shares at the same price per share determined as provided above for the Initial Shares. The option hereby granted will expire 30 days after the date of the Pricing Agreement, and may be exercised, in whole or in part (but not more than once by written notice) only for the purpose of covering over-allotments upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option and not in any event prior to the Closing Date (as defined below). If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.

     3. Delivery and Payment. Delivery of and payment for the Initial Shares shall be made on the date and at the time specified in the Pricing Agreement, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Initial Shares being herein called the "Closing Date"). Delivery of the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in
Schedule I hereto. Unless otherwise agreed, certificates for the Initial Shares shall be in the form set forth in Schedule I hereto, and such certificates may be deposited with The Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in the Pricing Agreement, or at such other place as the Company and the Representatives shall determine, on the Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Shares shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I hereto. Unless otherwise agreed, certificates for the Option Shares shall be in the form set forth in Schedule I hereto, and such certificates shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery.

     4. Agreements. The Company agrees with the several Underwriters that:

     (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including any Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR. The Company will advise the Representatives promptly (i) when each Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which each Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

     (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject,
(iii) become a dealer of securities or (iv) become subject to taxation in any jurisdiction where it is not now so subject.

     (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and pursuant to which the Company issues securities for its dividend reinvestment plan.

     (g) The Company will prepare a prospectus supplement with respect to any Shares sold by the Company pursuant to this Agreement, in a form previously approved by the Underwriters, and to file such prospectus supplement pursuant to Rule 424(b) under the Act not later than 5:00 p.m. on the second business day after the signing of this Agreement, and to provide copies of such prospectus supplement to the Underwriters via e-mail in ".pdf" format to an account designated by the Underwriters.

     (h) The Company will make available to the Underwriters, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; and for so long as this Agreement is in effect, or in any case if any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Final Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

     (i) The Company will furnish to you for a period of one year from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and to furnish to you from time to time during the term of this Agreement such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available.

     (j) The Company will furnish to you four signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

     (k) The Company will furnish to you upon request as early as practicable prior to the time of purchase a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6 hereof.

     (l) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus.

     (m) The Company will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the listing of the Shares on the Nasdaq National Market System (the "Exchange") and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the fees and disbursements of counsel to the Underwriters in connection therewith, (vii) all other fees and disbursements of counsel to the Company, and
(viii) the performance of the Company's other obligations hereunder; provided that the Underwriters shall be responsible for any transfer taxes on resale of Shares by them.

     (n) The Company will furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (i) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel. If this agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

     (b) The Company shall have furnished to the Representatives the opinion of White & Case LLP, counsel for the Company, dated the Closing Date substantially in the form attached hereto as Exhibit A.

     (c) The Company shall have furnished to the Representatives the opinion of White & Case LLP, counsel for the Company, dated the Closing Date, as to certain intellectual property matters.

     (d) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Shares, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

     (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

     (f) At the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been
(i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus.

     (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     (i) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     7. Conditions to Purchase of Option Shares. In the event the Underwriters exercise the option granted in Section 2(c) hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Final Prospectus pursuant to Rule 424(b) or Rule 434 under the Act shall have been made within the proper time period.

     (b) At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Option Shares:

     (i) the favorable opinion of White & Case LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 6(b);

     (ii) the favorable opinion of White & Case LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 6(c);

     (iii) the favorable opinion of counsel for the Underwriters, to the same effect as the opinion required by Section 6(d);

     (iv) a certificate, of President and Chief Executive Officer or Senior Vice President of the Company and of the principal financial or accounting officer of the Company with respect to the matters set forth in Section 6(e);

     (v) a letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 6(f) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(v) shall be a date not more than five days prior to the Date of Delivery;

     (vi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been
(i) any change or decrease specified in the letter or letters referred to in paragraph (b)(v) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus; and

     (vii) such other information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     8. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Final Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Final Prospectus at the time of execution of this Agreement), in the operations, business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or
(z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the time of purchase trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly by letter or telegram.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     9. Increase in Underwriters' Commitments. Subject to Sections 6, 7 and 8, if any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Shares they are obligated to purchase pursuant to Section 2 hereof) the number of Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Shares set opposite the names of such non-defaulting Underwriters in Schedule I.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule I.

     If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Indemnity and Contribution.

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term "Prospectus" for the purpose of this
Section 10 being deemed to include the Basic Prospectus and the Final Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except (i) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (ii) with respect to any untrue statement or omission of material fact made in the Prospectus, the indemnity agreement contained in this section shall not inure to the benefit of any Underwriter from or through whom the person asserting any such loss, claim, damage, liability or action purchased the securities concerned, to the extent that any such loss, claim, damage, liability or action of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction that (w) the Company had previously furnished copies of the Prospectus, as amended or supplemented to the Underwriter, (x) delivery of the Prospectus, as amended or supplemented, was required by the Securities Act to be made to such person, (v) the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus as amended or supplemented.

     If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such

Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such reasonable fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 10 are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this

Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 8 and 10 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered by courier or facsimile and confirmed to them, at the address specified in
Schedule I hereto, with a copy to: [ ]; or, if sent to the Company, will be mailed, delivered by courier or facsimile and confirmed to it at Aphton Corporation, 80 S.W. 8th Street, Miami, Florida 331, Attention: Phil Gevas.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

     15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                            Very truly yours,

                                            APHTON CORPORATION

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


The foregoing Agreement is hereby confirmed and accepted as of the date specified in
Schedule I hereto.


By:  [Name of Representatives]

By:
   -------------------------------------
   Name:
   Title:


For themselves and the other several
Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement dated ___________, ____

Registration Statement No. 333-

Representatives:

Address of Representatives:

Title, Purchase Price and Description of Shares:

     Title:

     Purchase price (include type of funds, if applicable): ____________ in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

     Other provisions:

Closing Date, Time and Location:  ____________________

Delayed Delivery Arrangements:

     Fee: ___________________

     Minimum amount of each contract: ________________

     Maximum aggregate amount of all contracts: ________________

Additional items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(f) at the time this Agreement is executed: _____________________________

                                   SCHEDULE II

Underwriters:

Principal Amount of Initial Shares to be Purchased:

                                  SCHEDULE III

                                  Subsidiaries

                                      -27

                                   SCHEDULE IV

                            Delayed Delivery Contract

[Date]

[Insert name and address
 of lead Representative]

Dear Sirs:

     The undersigned hereby agrees to purchase from Aphton Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, on , , (the "Delivery Date"), shares of the Company's Common Stock (the "Shares") offered by the Company's Final Prospectus dated , 200_ , receipt of a copy of which is hereby acknowledged, at a purchase price of , and on the further terms and conditions set forth in this contract.

     Payment for the Shares to be purchased by the undersigned shall be made on or before 11:00 A.M. on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Shares in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Shares will be registered in the name of the undersigned and issued in a denomination equal to the aggregate amount of Shares to be purchased by the undersigned on the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Shares on the Delivery Date, and the obligation of the Company to sell and deliver Shares on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that
(1) the purchase of Shares to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such amount of the Shares as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Shares, and the obligation of the Company to cause the Shares to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Shares pursuant to other contracts similar to this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on the first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

     This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Name of Purchaser)

                                       By:
                                          --------------------------------------
                                          (Signature and Title of Officer)

                                          --------------------------------------
                                          (Address)

Accepted:

APHTON CORPORATION

By:
   -----------------------------
   (Authorized Signature)

                                   SCHEDULE V

                                __________ Shares

                               Aphton Corporation
                            (a Delaware corporation)
                                  Common Stock
                                $0.001 par value

                                PRICING AGREEMENT

                                                                          [Date]


as Representative of the several Underwriters

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated _____________ __, ___ (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto, for whom you are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Initial Shares"), of Aphton Corporation, a Delaware corporation (the "Company").

     We confirm that the Closing Date (as defined in Section 2 of the Underwriting Agreement) shall be at 9:30 A.M., New York City time, on __________ __, 200__ at the offices of [ ].

     Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

     1. The initial public offering price per share for the Initial Shares, determined as provided in said Section 2, shall be $__.__.

     2. The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $__.__, being an amount equal to the initial public offering price set forth above less $_.__ per share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                       Very truly yours,

                                       APHTON CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED:
As of the date first above written:


By:

By:
   ----------------------------------------
   Name:
   Title:

For themselves and as Representatives of the other Underwriters named in Annex A hereto.

                                     ANNEX A

                                                                       EXHIBIT A

[Date]

[To the Representatives
Named in Schedule I of the Agreement]

Re:      Aphton Corporation

Ladies and Gentlemen:

     We have acted as special counsel for Aphton Corporation, a Delaware corporation ("the Company"), in connection with (i) the execution and delivery of an Underwriting Agreement, dated [___________] (the "Underwriting Agreement"), among the Company, and [_______________________________], (the
"Underwriters"), providing for the purchase by the Underwriters from the Company, upon the terms and conditions set forth in the Underwriting Agreement, of an aggregate of [_____________] shares of the Company's common stock, par value $.001 per share (the "Shares"), and (ii) the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") of the Registration Statement on Form S-3 (File No. ______________). As described in the Prospectus, the Company's Annual Report on Form 10-K/A for the year ended __________, its Quarterly Report(s) on Form 10-Q for the months ended _______________, its Current Report(s) on Form 8-K dated ______________________________, and the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on January 30, 1998 (collectively, the "Incorporated Documents"), are incorporated in the Prospectus by reference.

     In so acting, we have examined such certificates of public officials, and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures on, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Also, we have relied upon such certificates of public officials, and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established. We did not participate in the preparation of the Incorporated Documents or review any of them prior to their being filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but we did review them in connection with our participation in the preparation of the Prospectus.

     Based upon and subject to the foregoing, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, to enter into the Underwriting Agreement, to issue, sell and deliver the Shares and to consummate the transactions contemplated in the Prospectus.

          2. The Common Stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

          3. The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to the Underwriting Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable.

          4. To our knowledge and other than as set forth in the Prospectus, there is no legal or governmental proceeding threatened in writing or pending in any state or federal court to which the Company is a party or to which any property of the Company is subject, which could prevent consummation of the transactions contemplated by the Underwriting Agreement.

          5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          6. The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provisions of the charter or by-laws of the Company or, (ii) under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its property may be bound or affected and which have been filed by the Company with the Commission under the Exchange Act, and are listed in the exhibit index to the Company's most recent Annual Report on Form 10-K/A or were subsequently filed prior to the date hereof under the Exchange Act, or
     (iii) under any decree, judgment or order known to us to be applicable to the Company or under any U.S. Federal or New York State law, regulation or rule which in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement, except in the case of clauses (ii) and (iii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition or results of operation of the Company taken as a whole.

          7. No approval, authorization, consent or order of or filing with any New York State or U.S. Federal governmental agency or body or any New York State or U.S. Federal court is required to be obtained or made by the Company for the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated by the Underwriting Agreement except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters (as to which we express no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. (as to which we express no opinion).

          8. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     In passing upon the form of the Registration Statement and the Prospectus, we necessarily have assumed the accuracy and completeness of the information included or incorporated by reference therein by the Company and the responsiveness to the applicable forms, rules and regulations of the Commission promulgated under the Exchange Act of the information included in the Incorporated Documents by the Company and we take no responsibility therefor. Based upon such assumptions, in our opinion the Registration Statement, as of its effective date, and the Prospectus, as of its date (except in each case for the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

     In the course of the preparation by the Company of the Registration Statement and the Prospectus (other than the Incorporated Documents), we have participated in conferences with certain officers of the Company, with representatives of the independent auditors of the Company, and with you and your counsel. Based upon such participation in the preparation of the Registration Statement and the Prospectus (other than the Incorporated Documents), and our review and discussion of the contents thereof, but without independent check or verification except as otherwise specified above, nothing has come to our attention which causes us to believe that the Registration Statement, as of its effective date, or the Prospectus, as of its date, (except in each case for the financial statements and schedules and other financial or statistical data contained or incorporated by reference therein or omitted therefrom as to which we express no belief), contained any untrue statement of a material fact or omitted therefrom to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     The opinions expressed above are limited to questions arising under the Federal Law of the United States, the General Corporation Law of the State of Delaware and the law of the State of New York. This opinion may not be relied upon by or published or communicated to any person and may not be used for any other purpose whatsoever without prior written approval in each instance.

                                   Very truly yours,